UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2026, at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”), the stockholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment (the “Plan Amendment”) to the Babcock & Wilcox Enterprises, Inc. 2021 Long-Term Incentive Plan (as amended by the Plan Amendment, the “2021 Plan”) as disclosed below in Item 5.07 of this Form 8-K. The Plan Amendment became effective upon such stockholder approval.

The following summary of the Plan Amendment is qualified in its entirety by reference to the text of the amended 2021 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Plan Amendment increased the total number of shares of the Company’s common stock authorized for award grants under the 2021 Plan from 5,250,000 to 10,250,000 shares. In addition to the 10,250,000 shares available for award grant purposes under the 2021 Plan as described above, any shares of Company common stock underlying any outstanding award granted under the Company’s prior Amended and Restated 2015 Long-Term Incentive Plan that, following May 20, 2021, expires, or is terminated, surrendered, or forfeited for any reason without issuance of such shares shall also be available for the grant of new awards under the 2021 Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting on May 20, 2026, the stockholders of the Company voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 13, 2026. There were 103,107,472 shares of common stock present at the Annual Meeting in person or by proxy, which represented 75.95% of the combined voting power of the Company’s common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote on each matter to be acted on at the Annual Meeting for each share held as of the close of business on March 23, 2026. The voting results for each of the seven proposals are detailed below.

Proposal 1:

The approval of amendments to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board of Directors of the Company (the “Board”) and provide for annual elections of all directors beginning at the 2028 annual meeting of stockholders did not receive the required affirmative vote of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
85,687,295	410,247	736,626	16,273,304

Proposal 2:

The election of Alan B. Howe and Rebecca L. Stahl to serve as Class I directors of the Company to serve until the Company’s 2028 annual meeting of stockholders was contingent upon the approval of Proposal 1 to declassify the Board. Since Proposal 1 was not approved at the Annual Meeting, Proposal 2 was deemed null and void.

Proposal 3:

As Proposal 1 was not approved, the stockholders elected Alan B. Howe and Rebecca L. Stahl to serve as Class II directors of the Company, each to serve a term of three years expiring at the Company’s 2029 annual meeting of stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Alan B. Howe	71,226,304	15,607,864	16,273,304
Rebecca L. Stahl	66,181,498	20,652,670	16,273,304

Proposal 4:

The approval of amendments to the Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and the Company’s Amended and Restated Bylaws did not receive the required affirmative vote of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
84,984,584	1,052,507	797,077	16,273,304

Proposal 5:

The stockholders approved the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstain
102,233,839	63,515	810,118

Proposal 6:

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
77,165,838	8,632,853	1,053,477	16,273,304

 Proposal 7:

The stockholders approved the Plan Amendment, as described above. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
75,348,044	9,838,530	1,647,594	16,273,304

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Babcock & Wilcox Enterprises, Inc. 2021 Long-Term Incentive Plan dated March 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

May 22, 2026	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Duly Authorized Representative)